Media Contact:   Alisha Goff
                                                    503/627-7075
                                                    alisha.goff@tektronix.com

                                   Analyst Contact: John Gardner
                                                    503/627-5614
                                                    john.d.gardner@tektronix.com

                        Tektronix Reports Results for the
                          First Quarter of Fiscal 2005

                 Delivers Exceptional Earnings on Strong Sales

BEAVERTON, Ore., Sept. 16, 2004 - Tektronix, Inc. (NYSE: TEK) today reported net sales of $250.5 million and net earnings from continuing operations of $36.5 million or $0.43 per share for the first quarter ended August 28, 2004. This compares with net sales of $201.4 million and net earnings from continuing operations of $11.4 million or $0.13 per share for the same period last year. Excluding business realignment and one-time items, net earnings from continuing operations were $36.9 million or $0.43 per share for the first quarter ended August 28, 2004, as compared with $15.7 million or $0.18 per share for the same period last year.

"This was another great quarter for Tektronix. We saw sales growth of 24%, net earnings that were considerably higher than the first quarter of last year and orders that were in line with our expectations," said Rick Wills, Tektronix Chairman and CEO. "We are very pleased with our strong operational results this quarter driven largely by our gross margin improvement efforts as well as our operating leverage."

"From a regional standpoint, we continued to see solid demand for our products, especially in Japan and Asia/Pacific," continued Wills. "Our oscilloscope products showed excellent growth, further demonstrating positive customer response to new products introduced during the last fiscal year."

"During the quarter, we announced an agreement to acquire Inet Technologies, a leading global provider of communications software solutions that enable network operators to more strategically and profitably operate their businesses. Combining Inet with our mobile protocol test products is a key strategic move which should enable us to grow and enhance our already strong leadership position in this market. We expect the transaction to close on September 30, 2004," continued Wills.


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

Tektronix First Quarter 2005 Results.../2

For the second quarter of fiscal 2005, the company expects net sales to be $235
- $245 million and earnings per share from continuing operations of $.30 to $.35, excluding business realignment and one-time items and the impact of the acquisition of Inet Technologies.

 "We are encouraged by the success we are seeing and believe our growth strategy of investing in our four core product categories and two new product categories is paying off as we strengthen our competitive position in each," concluded Wills.

Recent highlights include the following:

o The introduction of a High Definition (HD) Rasterizer, the WVR7100, which monitors the quality of high-definition content to meet the demands of broadcasters and video editors. With the WVR7100 Rasterizer, HD, standard definition, and composite analog signals, as well as digital and analog audio can be all monitored from one instrument.

o The purchase by Xerox Corporation of 114 Tektronix Digital Phosphor Oscilloscopes for use throughout the company. Of the chosen instruments, 91 are the new TDS5000B with MyScope(TM), the industry's first customizable user interface.

o The announcement that the Department of Ion Physics at Uppsala University in Sweden selected Tektronix' oscilloscopes for use in tests on particle accelerators. The facility is one of the world's leading centers for research into the use of mass spectrometry for radionuclide dating and ion-beam based material analysis.

o The announcement that NVIDIA Corporation, a worldwide leader in visual processing solutions, was able to expedite time to market for its GeForce 6 series of graphics solutions based on PCI Express(TM) by using an automated test suite consisting of the Tektronix TMS817 PCI Express support for the TLA700 logic analyzer, TDS6000 Series digital storage oscilloscope, P7380 Series probes, and RT-Eye(TM) test software.

Tektronix will be discussing its first quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site through Friday, September 16, 2005.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of business realignment and one-time items. The "Reconciliation of Pro Forma Measures to GAAP" reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company's results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company's statements and expectations regarding the effect of the Inet acquisition, sales, earnings per share, market position, market growth opportunities and new products) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and


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

Tektronix First Quarter 2005 Results.../3

new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the Company's business strategies; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; and risks associated with the acquisition of Inet Technologies, including satisfaction of contingencies of closing and successful integration of the acquired business. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to the S-4 registration related to the acquisition of Inet Technologies, Inc., annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix' Web address is www.tektronix.com.


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

Tektronix First Quarter 2005 Results.../4

                      Consolidated Statements of Operations

                                                                                Quarter Ended
                                                                        August 28,           August 30,
(In thousands, except per share amounts)                                   2004                 2003
                                                                           ----                 ----
Net sales                                                           $         250,465   $         201,438

Cost of sales                                                                 101,946              92,330
                                                                    ------------------  ------------------

    Gross profit                                                              148,519             109,108

Research and development expenses                                              33,579              29,102

Selling, general and administrative expenses                                   65,066              62,525

Business realignment costs                                                      2,039               4,626

Acquisition related costs                                                         787               1,316

Gain on disposition of assets                                                  (1,891)                (36)
                                                                    ------------------  ------------------

    Operating income                                                           48,939              11,575

Interest income                                                                 5,462               5,932

Interest expense                                                                  (83)             (1,122)

Other non-operating expense, net                                               (2,224)               (585)
                                                                    ------------------  ------------------

   Earnings before taxes                                                       52,094              15,800

Income tax expense                                                             15,628               4,424
                                                                    ------------------  ------------------

   Net earnings from continuing operations                                     36,466              11,376

Loss from discontinued operations, net of income taxes                            (58)             (1,500)

                                                                    ------------------  ------------------

Net earnings                                                        $          36,408   $           9,876
                                                                    ==================  ==================


Net earnings per share from continuing operations - basic           $            0.44   $            0.13

Net earnings per share from continuing operations - diluted         $            0.43   $            0.13

Loss per share from discontinued operations - basic                 $               -   $           (0.02)

Loss per share from discontinued operations - diluted               $               -   $           (0.02)

Net earnings per share - basic                                      $            0.43   $            0.12

Net earnings per share - diluted                                    $            0.43   $            0.12

Weighted average shares outstanding - basic                                    83,782              84,697

Weighted average shares outstanding - diluted                                  85,211              85,816

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

Tektronix First Quarter 2005 Results.../5

                           Consolidated Balance Sheets

(In thousands)                                                 August 28, 2004                 May 29, 2004
                                                               ---------------                 ------------
ASSETS
  Current assets:
    Cash and cash equivalents                              $              106,679        $              149,011
    Short-term marketable investments                                     125,763                        90,956
    Trade accounts receivable, net                                        134,374                       133,150
    Inventories                                                           100,866                       102,101
    Other current assets                                                   61,086                        69,812
                                                           -----------------------       -----------------------
      Total current assets                                                528,768                       545,030

  Property, plant and equipment, net                                      105,837                       105,310
  Long-term marketable investments                                        377,172                       463,878
  Deferred tax assets                                                     106,156                       105,886
  Goodwill, net                                                            79,260                        79,774
  Other long-term assets                                                   28,951                        30,825
                                                           -----------------------       -----------------------
      Total assets                                         $            1,226,144        $            1,330,703
                                                           =======================       =======================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable and accrued liabilities               $              128,799        $              134,048
    Accrued compensation                                                   57,216                        89,212
    Deferred revenue                                                       22,101                        25,247
                                                           -----------------------       -----------------------
      Total current liabilities                                           208,116                       248,507

  Long-term liabilities                                                   167,691                       211,616

Shareholders' equity:
  Common stock                                                            260,502                       257,267
  Retained earnings                                                       726,284                       748,381
  Accumulated other comprehensive loss                                   (136,449)                     (135,068)
                                                           -----------------------       -----------------------
    Total shareholders' equity                                            850,337                       870,580
                                                           -----------------------       -----------------------
    Total liabilities and shareholders' equity             $            1,226,144        $            1,330,703
                                                           =======================       =======================

  Shares outstanding                                                       82,449                        84,179


                                    - more -

Tektronix First Quarter 2005 Results.../6
Selected Additional Financial Data

                                                                     Quarter Ended
(Dollars in thousands,                       %                August 28,            August 30,
except per share amounts)                 Growth                 2004                  2003
                                         ----------       -------------------      --------------
Product Orders and Sales Data:

Orders                                         (2%)    $             204,288    $        209,476
  U.S.                                        (28%)                   64,251              89,669
  International                                17%                   140,037             119,807

  Total - excluding Rohde and Schwarz           5%                   204,380             194,570

Net Sales                                      24%     $             250,465    $        201,438
  U.S.                                         26%                   105,764              84,127
  International                                23%                   144,701             117,311

  Total - excluding Rohde and Schwarz          24%                   229,267             184,379

----------------------------------------------------------------------------------------------------

Book to Bill Ratio Calculation:

Product Orders                                         $             204,288    $        209,476
Product Sales                                          $             231,500    $        186,205

Book to Bill ratio                                                      0.88                1.12

----------------------------------------------------------------------------------------------------

Reconciliation of Pro Forma Measures to GAAP:

Net earnings from continuing operations - GAAP         $              36,466    $         11,376

Effect of Business Realignment and One-Time Items:
  Business realignment costs                                           2,039               4,626
  Acquisition related costs                                              787               1,316
  Gain on sale of Nevada City property                                (2,161)                  -
  Tax effect of above items                                             (200)             (1,664)
                                                          -------------------      --------------

Net earnings from continuing operations - Pro Forma    $              36,931    $         15,654

Diluted earnings per share - Pro Forma                 $                0.43    $           0.18

----------------------------------------------------------------------------------------------------

Income Statement Items as a Percentage of Net Sales:

Cost of sales                                                            41%                 46%
Research and development expenses                                        13%                 14%
Selling, general and administrative expenses                             26%                 31%
Business realignment costs                                                1%                  2%
Acquisition related costs                                                 0%                  1%
Gain on disposition of assets                                            (1%)                 0%
Operating income                                                         20%                  6%

----------------------------------------------------------------------------------------------------

Capital Expenditures and Depreciation:

Capital expenditures                                   $               7,506    $          4,212
Depreciation and amortization expense                  $               6,678    $          7,252

----------------------------------------------------------------------------------------------------

                                                             Quarter Ended           Year Ended
                                                           August 28, 2004         May 29, 2004
                                                          -------------------      --------------

Balance Sheet:

Cash and Marketable Investments:
   Cash and cash equivalents                           $             106,679    $        149,011
   Short-term marketable investments                                 125,763              90,956
   Long-term marketable investments                                  377,172             463,878
                                                          -------------------      --------------
   Cash and Marketable Investments                     $             609,614    $        703,845


Accounts receivable as a percentage of net sales                       13.4%               12.7%
Days sales outstanding                                                  48.8                52.6
Average days sales outstanding                                          48.6                46.2

Inventory as a percentage of net sales                                 10.1%               10.6%
Inventory turns                                                          4.0                 4.1
----------------------------------------------------------------------------------------------------


                                    - more -

Tektronix First Quarter 2005 Results.../7

Discontinued Operations:

                                                                                 Quarter Ended
                                                                        August 28,           August 30,
(In thousands)                                                             2004                 2003
                                                                           ----                 ----
Loss on sale of VideoTele.com (less applicable
  income tax benefit of $1 and $3)                                  $              (1)  $              (5)

Loss on sale of optical parametric test business (less
  applicable income tax benefit of $40 and $136)                                  (72)               (253)

Gain (loss) on sale of Gage (less applicable income
   tax expense (benefit) of $8 and $(457))                                         15                (848)

Loss from operations of Gage (less applicable income
   tax benefit of $0 and $212)                                                      -                (394)

                                                                    ------------------  ------------------

Loss from discontinued operations, net of income taxes              $             (58)  $          (1,500)
                                                                    ==================  ==================

                                       ###